EXHIBIT 21.1
LIST OF SUBSIDIARIES OF CARETRUST REIT, INC.*

1.	CareTrust GP, LLC**	51.	Long Beach Health Associates LLC
2.	CTR Partnership, L.P.**	52.	Lowell Health Holdings LLC
3.	CareTrust Capital Corp.**	53.	Lowell Lake Health Holdings LLC
4.	18th Place Health Holdings LLC	54.	Lufkin Health Holdings LLC
5.	49th Street Health Holdings LLC	55.	Meadowbrook Health Associates LLC
6.	4th Street Holdings LLC	56.	Memorial Health Holdings LLC
7.	51st Avenue Health Holdings LLC	57.	Mesquite Health Holdings LLC
8.	Anson Health Holdings LLC	58.	Mission CCRC LLC
9.	Arapahoe Health Holdings LLC	59.	Moenium Holdings LLC
10.	Arrow Tree Health Holdings LLC	60.	Mountainview Communitycare LLC
11.	Avenue N Holdings LLC	61.	Northshore Healthcare Holdings LLC
12.	Big Sioux River Health Holdings LLC	62.	Oleson Park Health Holdings LLC
13.	Boardwalk Health Holdings LLC	63.	Orem Health Holdings LLC
14.	Bogardus Health Holdings LLC	64.	Paredes Health Holdings LLC
15.	Burley Healthcare Holdings LLC	65.	Plaza Health Holdings LLC
16.	Casa Linda Retirement LLC	66.	Polk Health Holdings LLC
17.	Cedar Avenue Holdings LLC	67.	Prairie Health Holdings LLC
18.	Cherry Health Holdings LLC	68.	Price Health Holdings LLC
19.	CM Health Holdings LLC	69.	Queen City Health Holdings LLC
20.	Cottonwood Health Holdings LLC	70.	Queensway Health Holdings LLC
21.	Dallas Independence LLC	71.	RB Heights Health Holdings LLC
22.	Dixie Health Holdings LLC	72.	Regal Road Health Holdings LLC
23.	Emmett Healthcare Holdings LLC	73.	Renee Avenue Health Holdings LLC
24.	Ensign Bellflower LLC	74.	Rillito Holdings LLC
25.	Ensign Highland LLC	75.	Rio Grande Health Holdings LLC
26.	Ensign Southland LLC	76.	Salmon River Health Holdings LLC
27.	Everglades Health Holdings LLC	77.	Salt Lake Independence LLC
28.	Expo Park Health Holdings LLC	78.	San Corrine Health Holdings LLC
29.	Expressway Health Holdings LLC	79.	Saratoga Health Holdings LLC
30.	Falls City Health Holdings LLC	80.	Silver Lake Health Holdings LLC
31.	Fifth East Holdings LLC	81.	Silverada Health Holdings LLC
32.	Fig Street Health Holdings LLC	82.	Sky Holdings AZ LLC
33.	Flamingo Health Holdings LLC	83.	Snohomish Health Holdings LLC
34.	Fort Street Health Holdings LLC	84.	South Dora Health Holdings LLC
35.	Gazebo Park Health Holdings LLC	85.	Stillhouse Health Holdings LLC
36.	Gillette Park Health Holdings LLC	86.	Temple Health Holdings LLC
37.	Golfview Holdings LLC	87.	Tenth East Holdings LLC
38.	Granada Investments LLC	88.	Terrace Holdings AZ LLC
39.	Guadalupe Health Holdings LLC	89.	Trinity Mill Holdings LLC
40.	Hillendahl Health Holdings LLC	90.	Trousdale Health Holdings LLC
41.	Hillview Health Holdings LLC	91.	Tulalip Bay Health Holdings LLC
42.	Irving Health Holdings LLC	92.	Valley Health Holdings LLC
43.	Ives Health Holdings LLC	93.	Verde Villa Holdings LLC
44.	Jefferson Ralston Holdings LLC	94.	Wayne Health Holdings LLC
45.	Jordan Health Properties LLC	95.	Willits Health Holdings LLC
46.	Josey Ranch Healthcare Holdings LLC	96.	Willows Health Holdings LLC
47.	Kings Court Health Holdings LLC	97.	Wisteria Health Holdings LLC
48.	Lafayette Health Holdings LLC	98.	CTR Arvada Preferred, LLC**
49.	Lemon River Holdings LLC	99.	CTR Cascadia Preferred, LLC**
50.	Lockwood Health Holdings LLC

*	Unless otherwise indicated, the jurisdiction of formation or incorporation, as applicable, of each of the subsidiaries listed herein is Nevada.

**	Formed or incorporated in Delaware.